ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764





                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated February 9, 2001, with respect to Principal Life Insurance Company Variable Life Separate Account and February 2, 2001 with respect to Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 21 to Form S-6 No. 33-13481) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account Flex Variable Life - Flexible Premium Variable Life Insurance Policy.



/s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2001




Ernst & Young LLP is a member of Ernst & Young International, Ltd.